Exhibit 10.5


C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E








                             Dated 20 September 2005



                               BARCLAYS BANK PLC
                                    as Lender

                      GRACECHURCH CARD FUNDING (NO. 9) PLC
                                    as Issuer



                                     - and -

                              THE BANK OF NEW YORK
                                 as Note Trustee


                  ---------------------------------------------


                            EXPENSES LOAN AGREEMENT


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




                                    CONTENTS

CLAUSE                                                                      PAGE

1.     Definitions.............................................................1
2.     The Facility............................................................4
3.     Interest................................................................4
4.     Payments................................................................5
5.     Repayment...............................................................5
6.     Prepayment..............................................................5
7.     Representations Of The Issuer...........................................5
8.     Enforcement Event.......................................................6
9.     Enforcement And Subordination...........................................6
10.    Notices       ..........................................................7
11.    Costs And Expenses......................................................8
12.    Invalidity    ..........................................................8
13.    Assignment    ..........................................................8
14.    Remedies And Waivers....................................................8
15.    Information And Variation...............................................8
16.    Section 349 Bank........................................................8
17.    Note Trustee As Party...................................................8
18.    Counterparts  ..........................................................9
19.    Entire Agreement........................................................9
20.    Governing Law And Jurisdiction..........................................9
21.    Contract (Rights Of Third Parties) Act..................................9

SCHEDULE 1           MANDATORY COSTS..........................................10


THIS EXPENSES LOAN AGREEMENT is made on 20 September 2005

BETWEEN:

(1) BARCLAYS BANK PLC, a company incorporated in England and Wales (registered number 1026167) having its registered office at 1 Churchill Place, London E14 5HP (the "LENDER");

(2) GRACECHURCH CARD FUNDING (NO. 9) PLC, a company incorporated in England and Wales (registered number 5506641) having its registered office at 1 Churchill Place, London E14 5HP (the "Issuer"); and

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch is at 48th Floor One Canada Square, London E14 5AL (the "NOTE TRUSTEE", which expression shall, whenever the context so admits, include any other trustee or trustees for the time being pursuant to the Trust Deed referred to below).

WHEREAS:

(A) The Issuer proposes to issue Notes pursuant to a trust deed dated the Closing Date between the Issuer and the Note Trustee (the "TRUST DEED").

(B) The Lender is willing to advance funds to the Issuer, to be used with the net proceeds of the issue of the Notes to subscribe for the MTN and to meet certain expenses incurred by the Issuer in regard to the issue of the Notes, all on the terms and subject to the conditions contained herein.

(C)     The Note Trustee is the trustee for the holders of the Notes.

IT IS HEREBY AGREED as follows:-

1.      DEFINITIONS

1.1 In this Agreement and in the Recitals hereto, except so far as the context otherwise requires:-

"ADVANCE" shall have the meaning set out in Clause 2;

"BARCLAYCARD" means Barclays Bank PLC, acting through its business unit "Barclaycard";

"BARCLAYS CAPITAL" means Barclays Bank PLC, acting through its investment banking unit, "Barclays Capital";

"BELGIAN PLEDGE" means the pledge granted by the Issuer in favour of the Note Trustee over the Issuer's rights, title and interest in and to the MTN and governed by Belgian law;

"BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, a public holiday or a day on which banking institutions in London, England or New York are authorised or obliged by law or executive order to be closed;

"CLOSING DATE" shall mean the date of this Agreement or such other date as shall be agreed between all relevant parties for the closing of the issue of the Notes;


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


"COMMITMENT" means (pound)[_];

"CONDITIONS" means the terms and conditions applicable to the Notes in the form or substantially in the form set out in the Seventh Schedule of the Trust Deed and any reference in these presents to a particular numbered Condition shall be construed accordingly;

"DEED OF CHARGE" means the deed of charge dated on or about the Closing Date between, amongst others, the Issuer, the Note Trustee and the Lender;

"ENFORCEMENT NOTICE" means a notice given by the Note Trustee to the Issuer under Condition 9 of the Notes;

"FACILITY" means the subordinated expenses loan facility the terms and conditions of which are set out in this Agreement;

"FINAL REPAYMENT DATE" means the earlier of the Interest Payment Date falling in September 2010 and the Interest Payment Date on which the Issuer makes the final payment of interest, deferred interest and additional interest (if any) and final repayment of principal in respect of each class of the Notes;

"INTEREST PAYMENT DATE" means the 15th day of each calendar month, or, if such day is not a Business Day, the next following Business Day, PROVIDED that the first Interest Payment Date shall fall on 15 November 2005;

"INTEREST PERIOD" means each successive period of one month commencing from the first Interest Payment Date. The first Interest Period shall be the period from and including the Closing Date to but excluding the first Interest Payment Date;

"ISSUER BANK AGREEMENT" means the bank agreement of even date to be made between the Issuer and the Lender regarding the establishment and operation of the Issuer's Expense Account and the Series 05-2 Issuer Bank Account;

"ISSUER'S EXPENSE ACCOUNT" shall mean the account with Barclays Bank PLC at 1 Churchill Place, London E14 5HP with account number 00137162 sort code:
20-19-90;

"LIBOR" shall mean, for any Interest Period, the London interbank offered rate for one-month sterling deposits determined by or on behalf of the Lender for each Interest Period on the following basis:

(i) on the first day of the Interest Period for which the rate will apply (or if such day is not a Business Day, the next succeeding Business
        Day), the offered quotation to leading banks in the London Interbank Market for one month sterling deposits by reference to the display designated as the British Bankers Association LIBOR Rates as quoted on the Moneyline Telerate Screen No. 3750 (or (aa) such other page as may replace Moneyline Telerate Screen No. 3750 on that service for the purposes of displaying such information or (bb) if that service ceases to display such information, such page as displays such information on such service as may replace the Moneyline Telerate Monitor) as at or about 11.00 a.m. (London time) on that date (the "SCREEN RATE");

(ii) if, on the relevant date, the Screen Rate does not appear on the Moneyline Telerate Screen page, as aforesaid, the Lender will:

                                       2

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        (A)     request the principal London office of each of Barclays Bank PLC and three other major banks as may be selected by the Lender (together the "REFERENCE BANKS") to provide the Lender with its offered quotation to leading banks in the London Interbank
                Market for one month sterling deposits as at approximately 11.00 a.m. (London time) on the relevant date in question and in an amount that is representative for a single transaction in that market at that time; and

        (B) determine the arithmetic mean (rounded upwards to four decimal places) of such quotations; and

(iii) if on the relevant date the Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, the rate of interest for the relevant Interest Period shall be determined in accordance with the provisions of paragraph (ii) on the basis of the arithmetic mean (rounded upwards to four decimal places) of the offered quotations of those Reference Banks providing the offered quotations;

(iv) if fewer than two such quotations are provided by the Reference Banks as requested, the Lender will determine the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in London, selected by the Lender, at approximately 11.00 a.m. (London time) on the first day of the relevant Interest Period for loans in pounds sterling to leading banks for a period equal to the relevant Interest Period and in amount that is representative for a single transaction in that market at that time,

PROVIDED, that if the Lender is unable to determine the Screen Rate or, as the case may be, the arithmetic mean in accordance with provisions in relation to any Interest Period, LIBOR during such Interest Period will be the Screen Rate or, as the case may be, the arithmetic mean last determined in relation to this Agreement in respect of a preceding Interest Period;

"LOAN" means the principal amount of the Advance from time to time outstanding as such amount is reduced from time to time by repayments hereunder;

"MANDATORY COST RATE" means the rate determined in accordance with Schedule 1 (Mandatory Costs);

"MARGIN" means [_] per cent. per annum;

"MTN ISSUER" means Barclaycard Funding PLC a public limited company incorporated in England and Wales whose registered office is at 1 Churchill Place, London E14 5HP;

"MTN" means the medium term note to be issued by the MTN Issuer on or about the Closing Date;

"NOTES" means the $[_] Class A Asset-Backed Floating Rate Notes due 2008, $[_] Class B Asset-Backed Floating Rate Notes due 2008, and $[_] Class C Asset-Backed Floating Rate Notes due 2008 constituted by the Trust Deed;

"PAYING AGENCY AND AGENT BANK AGREEMENT" means the paying agency and agent bank agreement dated on or about the Closing Date between the Issuer and The Bank of New York;

"RELEVANT DOCUMENTS" means the Trust Deed, the Deed of Charge, the Paying Agency and Agent Bank Agreement, the Depository Agreement, the Belgian Pledge, the Issuer Bank

Agreement and any mandate or other agreement relating to the Series 05-2 Distribution Account;

"SERIES 05-2 ISSUER ACCOUNTS" means the sterling bank accounts in the name of the Issuer to be established in accordance with the provisions of the Issuer Bank Agreement;

"SWAP AGREEMENTS" means the currency and interest rate swap agreements to be made between the Issuer and the Swap Counterparty on the Closing Date;

"SWAP COUNTERPARTY" means Barclays Bank PLC;

"TRUST DEED" means the trust deed for the Notes dated on or about the Closing Date between the Note Trustee and the Issuer.

1.2 Terms defined in the Trust Deed shall, unless otherwise defined herein or the context otherwise requires, bear the same meanings herein.

1.3     The headings in this Agreement shall not affect its interpretation.

1.4 Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders and words denoting persons only shall include firms and corporations and vice versa.

1.5 Save where the contrary is indicated, any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be amended, varied, novated or supplemented.

2.      THE FACILITY

        Simultaneously with the completion of the issue of the Notes on the Closing Date, the Lender will advance to the Issuer for the credit of the Issuer's Expense Account an amount (the "ADVANCE") equal to the lower of (a) the Commitment and (b) the aggregate of (i) the costs and expenses of the Issuer arising in respect of the issue of Notes and (ii) the difference between the purchase price for the MTN and the sterling amount received by the Issuer on the Closing Date from the Swap Counterparty under the terms of the Swap Agreements. Any Commitment which remains undrawn after the Advance has been made shall be cancelled.

3.      INTEREST

3.1 The period for which the Advance is outstanding hereunder shall be divided into periods which shall correspond with the Interest Periods.

3.2 Subject to Clause 8, the Issuer shall pay interest on the Advance, at the rate per annum which is the aggregate of (i) the Margin, (ii) LIBOR for the relevant Interest Period and (iii) the Mandatory Cost Rate in respect thereof. Interest will accrue from day to day and will be calculated on the basis of actual days elapsed and a year of 365 days (or 366 days if the relevant Interest Period ends in a leap year) and will be (subject to Clause 9) payable in arrear on each Interest Payment Date.


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

3.3 To the extent that the aggregate of the monies available to the Issuer in the Series 05-2 Distribution Account on any Interest Payment Date is less than the amount of interest then due to the Lender after taking into account all other payments to be made therefrom on such date in accordance with the Trust Deed in priority to such interest, payment of the amount of the shortfall ("DEFERRED INTEREST") will be deferred to the extent of available funds until the earlier of (a) the Interest Payment Date thereafter on which funds are available to the Issuer to pay such Deferred Interest and (b) the Final Repayment Date whereupon any amount which has been deferred and remains unpaid shall cease to be a debt due from the Issuer and any liability of the Issuer in respect of such amount shall be extinguished provided for the avoidance of doubt, the Issuer has made payments of all amounts held by it on the Final Repayment Date prior to extinguishment of the debt or the liability.

3.4 Any payments made by the Issuer under this Agreement shall be paid after deduction of withholding for tax where such deduction or withholding is required by law and there shall be no obligation on the Issuer to pay any additional amounts in respect of such withholding or deduction notwithstanding the terms of any other document to which it is a party.

3.5 The Lender shall promptly notify the Issuer of each determination of LIBOR made pursuant to this Agreement.

3.6 A statement made by the Lender as to any amount of interest payable pursuant to this Clause shall, in the absence of manifest error, be conclusive.

4.      PAYMENTS

        All payments required to be made by the Issuer hereunder shall be calculated without reference to any set-off or counterclaim and shall be made in sterling in immediately available funds.

5.      REPAYMENT

        Subject to Clause 8, the Advance shall be repaid in full on the Final Repayment Date. The obligation of the Issuer to repay the Advance shall be limited to the amount of funds which are available in the Series 05-2 Distribution Account on the Final Repayment Date to repay the loan in full (after taking into account all other payments to be made therefrom on such date in accordance with the Trust Deed in priority to repayment of the Advance). If such funds are insufficient to repay the Advance in full, the shortfall shall cease to be a debt due from the Issuer and any liability in respect of such amount shall be extinguished.

6.      PREPAYMENT

        The Issuer may not, so long as any of the Notes remain outstanding, prepay the whole or any part of the Advance without the prior written consent of the Note Trustee.

7.      REPRESENTATIONS OF THE ISSUER

        The Issuer represents and warrants to the Lender on the date hereof that:


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        (a)     the Issuer is a company duly authorised under the laws of
                England;

        (b) the Issuer has full power and authority to deliver and perform this Agreement, and has taken all necessary action to authorise the execution, delivery and performance by it of this Agreement; and

        (c) this Agreement has been duly executed and delivered by the Issuer and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganisation, receivership and other laws relating to, or affecting generally, the enforcement of creditors' rights and remedies as the same may be applied in the event of the bankruptcy, insolvency, reorganisation, receivership or liquidation or a similar event of the Issuer or a moratorium applicable to the Issuer and to general principles of equity.

8.      ENFORCEMENT EVENT

        If the Note Trustee serves an Enforcement Notice on the Issuer pursuant to the Trust Deed it shall forthwith provide a copy thereof to the Lender, and the Loan, together with all interest thereon, shall, subject always to Clause 9, become immediately due and repayable.

9.      ENFORCEMENT AND SUBORDINATION

9.1 The Lender agrees with the Note Trustee and the Issuer to be bound by the terms of the Ninth Schedule to the Trust Deed (relating to priority of payments) and in particular confirms that no sum, whether in respect of principal or interest or otherwise relating to the Expenses Loan, shall be due and payable by the Issuer except in accordance with the Deed of Charge and the Ninth Schedule to the Trust Deed unless and until all sums thereby required to be paid or provided for in priority thereto have been paid or will be discharged in full.

9.2 The Lender shall not take any steps for the purpose of receiving any debts whatsoever owing to it by the Issuer in connection with this Agreement or enforcing any rights arising out of this Agreement against the Issuer or procuring the winding-up, administration or liquidation of the Issuer in respect of any of its liabilities whatsoever.

9.3 The Lender agrees that its rights against the Issuer under this Agreement are limited to the extent that the Lender will not take any action or proceedings against the Issuer to recover any amounts due and payable by the Issuer to the Lender under this Agreement, except to the extent that the Issuer has sufficient assets to meet the Lender's claim in full having taken into account all other liabilities both actual and contingent of the Issuer which rank in priority to its liabilities to the Lender under this Agreement and so that the Issuer shall not be obliged to make any payment to the Lender hereunder if and to the extent that the making of such payment would cause the Issuer to be or become unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986.

9.4 Without prejudice to the foregoing provisions of this Clause, the Lender hereby covenants with the Issuer and the Note Trustee that if, whether in the liquidation of the Issuer or otherwise (and notwithstanding the provisions of this Clause 9.4), any payment


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

        (which shall include any set-off, combination or withholding) is received by it in respect of the Loan or any interest thereon other than in accordance with the Trust Deed the amount so paid shall be paid over to the Note Trustee forthwith upon receipt PROVIDED, HOWEVER, that this Clause 9.4 shall have effect only to the extent that it does not constitute or create and is not deemed to constitute or create any mortgage, charge or other security interest of any kind PROVIDED, FURTHER, that as between the Note Trustee and the Issuer or any liquidator thereof such amounts paid under this Clause 9.4 shall be deemed to be paid and as between the Lender and the Issuer or any liquidator thereof such amounts paid under this Clause 9.4 shall be deemed not to have been paid.

9.5 The Lender hereby covenants with the Note Trustee and the Issuer that it will not, except as may apply by operation of law, set off or claim to set off the Loan or any interest thereon or any part of either thereof against any liability owed by it to the Issuer.

10.     NOTICES

        (i) Each communication to be made hereunder shall, unless otherwise stated, be made in writing but, unless otherwise stated, may be made by telex, facsimile or letter.

        (ii) Any communication, notice or document to be made or delivered by any one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the other parties hereto specified another address) be made or delivered to that other person at the address identified below and shall be deemed to have been made or delivered when despatched and confirmation of transmission received by the sending machine (in the case of any communication made by telefax) or when left at that address or (as the case may be) ten days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address PROVIDED, HOWEVER, that each telefax or telex communication made by one party hereto to another shall be made to that other person at the telefax or telex number notified to such party by that other person from time to time:

                (a) in the case of the Lender, to its address at 8th floor, 10 The South Colonnade, Canary Wharf, London E14 4PU for the attention of the Group Treasury, fax number 020 7773 1626;

                (b) in the case of the Issuer, to its address appearing at the beginning of this Agreement, fax number 020 7116 7665; and

                (c) in the case of the Note Trustee, to its address appearing at the beginning of this Agreement for the attention of Global Structured Finance - Europe, fax number 020 7964 6061/6399 or to such other address or for the attention of such other person as may from time to time be notified by either party to the other by written notice in accordance with the provisions of this Clause 10.


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11.     COSTS AND EXPENSES

        The Issuer shall promptly on demand of the Lender and the Note Trustee pay to the Lender and the Note Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation and execution of this Agreement.

12.     INVALIDITY

        If, at any time, any of the provisions of this Agreement are or become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

13.     ASSIGNMENT

        Each of the parties hereto agree that the Lender may not assign its rights hereunder and that the rights of the Issuer hereunder may be assigned to the Note Trustee.

14.     REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of the Issuer or the Lender, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

15.     INFORMATION AND VARIATION

15.1 The Lender shall provide to the Note Trustee such information and evidence in respect of any dealing between the Issuer and the Lender under this Agreement or otherwise as the Note Trustee may reasonably request for the purpose of discharging the duties, trusts, powers, authorities and discretions vested in the Note Trustee in or under the Relevant Documents or by operation of law and the Issuer hereby waives any right or duty of confidentiality which it may have or which may be owed to it by the Lender in respect of such information and evidence.

15.2 No variation of this Agreement shall be effective unless it is duly executed and delivered by (or by some person duly authorised by) each of the parties.

16.     SECTION 349 BANK

        The Lender warrants that it is a Bank as defined for the purposes of
        Section 349(3)(a) of the Income and Corporation Taxes Act 1988 and will be within the charge to United Kingdom corporation tax as respects all amounts regarded as interest for United Kingdom tax purposes received by it under this Agreement.

17.     NOTE TRUSTEE AS PARTY

        The Note Trustee is a party hereto solely for taking benefit of various covenants and other obligations of other parties hereto and shall incur no liability in connection with this Agreement and/or other transactions hereby envisaged.


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

18.     COUNTERPARTS

        This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

19.     ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement between the parties in respect of the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

20.     GOVERNING LAW AND JURISDICTION

20.1 This Agreement is governed by, and shall be construed in accordance with, English Law.

20.2 Each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

20.3 Each party hereto irrevocably waives any objection which it might now or hereafter have to the courts of England referred to above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

20.4 Each party hereto (if it is not incorporated in England) irrevocably appoints the person specified against its name on the execution pages hereto below to accept service of any process on its behalf and further undertakes to the other parties hereto that it will at all times during the continuance of this Agreement maintain the appointment of some person in England as its agent for the service of process and irrevocably agrees that service of any writ, notice or other document for the purposes of any suit, action or proceeding in the courts of England shall be duly served upon it if delivered or sent by registered post to the address of such appointee (or to such other address in England as that party may notify to the other parties hereto).

21.     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS WHEREOF the parties hereto have signed and executed this Agreement the day and year first above written.


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

                                   SCHEDULE 1

                                 MANDATORY COSTS

1. The Mandatory Cost Rate is an addition to the interest rate to compensate the Lender for the cost of compliance with the requirements of:

        (i) the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

        (ii)    the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate the Mandatory Cost Rate as a percentage rate in accordance with the formulae set out below.

3.      The Mandatory Cost Rate will be calculated as follows:

        (a)     in relation to sterling Advances:

                    AB + C(B-D) + Ex 0.01 per cent. per annum
                    -----------------------------------------
                                  100 - (A + C)

        (b)     in relation to Advances in any currency other than sterling:

                          Ex 0.01 per cent. per annum.
                          ----------------------------
                                       300

        Where:

        A is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

        B is the percentage rate of interest (excluding the Margin and the Mandatory Cost Rate) payable for the relevant Interest Period on the Advance.

        C is the percentage (if any) of eligible liabilities which the Lender is required from time to time to maintain as interest bearing special deposits with the Bank of England.

        D is the percentage rate per annum payable by the Bank of England to the Lender on interest bearing special deposits.

        E is the rate of charge payable by the Lender to the Financial Services Authority pursuant to the Fees Rules (calculated for this purpose by the Lender as being the average of the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors, ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules) and expressed in pounds per (pound)1,000,000 of the Tariff Base of the Lender.


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

For the purposes of this Schedule:

        (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

        (b) "FEES RULES" means the rules on supervision fees contained in the FSA Supervision Manual or such other law as may be in force from time to time in respect of the payment of fees for the acceptance of deposits; and

                "TARIFF BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Rules.

        In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

4. The Lender may from time to time, after consultation with the Issuer, determine and notify to all parties any amendments which are required to be made to any of the formulae set out above in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in either case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.


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


LENDER

SIGNED for and on behalf of                             )
BARCLAYS BANK PLC                                       )




ISSUER

SIGNED by                                               )
GRACECHURCH CARD FUNDING                                )
(NO. 9) PLC                                             )
by SFM Directors Limited                                )
as Director                                             )



NOTE TRUSTEE

SIGNED for and on behalf of                             )
THE BANK OF NEW YORK                                    )
Acting through its London Branch                        )



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